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Exhibit 99.4(D)(2)

Financial Statements of the
Government of New Zealand

For the Six Months Ended
31 December 2001

8 February 2002

ISBN 0-478-11824-4

CONTENTS

Commentary
Overview
Comparison with Forecast
Comparison with Previous Year
Financial Statements
Statement of Financial Performance
Statement of Financial Position
Statement of Movements in Equity
Statement of Cash Flows
Statement of Borrowings
Statement of Commitments
Statement of Contingent Liabilities
Statement of Accounting Policies
Notes to the Financial Statements

Officers for Enquiries

Glenn Phillips/Steve Leith
Budget and Macroeconomic Branch
The Treasury (1 The Terrace)
PO Box 3724, Wellington
NEW ZEALAND

Telephone: 64-4-471-5102
Telephone: 64-4-471-5254
Facsimile: 64-4-499-0992

E-mail: glenn.phillips@treasury.govt.nz

E-mail: steve.leith@treasury.govt.nz

Internet

This document will be made available on the New Zealand Treasury's Internet site.

The URL for this site is http://www.treasury.govt.nz

COMMENTARY

OVERVIEW—SIX MONTHS TO DECEMBER 2001

	December 2001 Actual YTD	December 2001 Forecast YTD	Variance $m	June 2002 Forecast	June 2001 Actual
Operating balance	1,458	1,289	169	985	1,409
Net worth	12,971	12,746	225	12,442	11,463
Net Crown debt	20,364	21,019	655	21,703	19,971

        The operating balance for the period to December was $1,458 million, which was $169 million higher than the December Economic and Fiscal Update (DEFU) forecast. This was due to:

  •
  revenue being $28 million above forecast;

  •
  expenses being $34 million below forecast; and

  •
  SOE/CE surplus being $107 million above forecast.

        Within total revenue, tax revenue was $7 million higher than forecast. The main components were:

  •
  other persons tax being higher-than-forecast by $62 million; and

  •
  source deductions being higher-than-forecast by $48 million.

        These variances were partially offset by Goods and services tax being lower-than-forecast by $99 million. The remaining variance was spread across a number of tax types.

        Total expenses were $34 million below forecast. The variance was spread across various functional classifications.

        Net Crown debt (gross debt less financial assets excluding assets of the NZS Fund) was $655 million lower than forecast largely due to:

  •
  additional issues of circulating currency ($471 million) which are not forecast as a matter of policy. This was due to cover the demand for additional currency over the Christmas period and a portion of this variance is expected to reverse in the coming months; and

  •
  higher-than-forecast net cash flows from operations of $401 million.

        These were partially offset by variances in other financing and investing activities.

        Net Crown debt was estimated to be 17.6% of GDP at 31 December, compared to a forecast of 18.1%.

The New Zealand Superannuation Fund (NZS Fund)

        The NZS Fund is the vehicle for implementing the Governments policy to partially pre-fund future New Zealand Superannuation costs.

        The New Zealand Debt Management Office (NZDMO) has been accumulating the contributions that will be made to the NZS Fund once the Guardians of New Zealand Superannuation are appointed and determine the investment strategy for the fund.

        As at 31 December 2001 the amounts held by NZDMO totalled $304 million (including interest accrued at the official cash rate).

COMPARISON WITH FORECAST

Financial Performance

        The financial statements for the six months ended 31 December 2001 are compared against forecasts based on the 2001 December Economic and Fiscal Update (DEFU). The operating balance comprised:

Operating Balance	Actual $million	Forecast $million	Variance $million
Revenue	20,558	20,530	28
Expenses	19,315	19,349	34
SOEs and Crown entities	215	108	107

Operating balance	1,458	1,289	169

Revenue

        Overall revenue was $28 million higher than forecast.

Tax Revenue

        Tax revenue was higher-than-forecast by $7 million. The components of the year-to-date variance were:

Variances Against Forecast	$million
Goods and services tax	(99)
Net other persons tax	62
Net company tax	(53)
Source deductions	48
Other taxation	49

Total Taxation Variance	7
  •
  Goods and services tax was lower-than-forecast by $99 million. Some of this variance was likely to be due to timing differences in revenue recognition. With strong retail sales over Christmas, which will likely to be recognised in January and increasing consumer confidence levels, this variance is expected to reverse in the coming months.

  •
  Net other persons tax was higher-than-forecast by $62 million. Much of this variance was due to unexpected strength in taxpayer's provisional assessments.

  •
  net company tax was lower-than-forecast by $53 million. The IRD has recently completed its semi-annual external audit, which identified some overstatement of company tax collection. The forecast was completed on a pre-audited base. We expect some of the variance to remain throughout the financial year.

  •
  source deductions were higher-than-forecast by $48 million, which was within the normal range of variance for this large tax type.

Expenses

        Total expenses for the period were $34 million lower than forecast. Key movements included:

        Social security and welfare expenses were lower-than-forecast by $46 million. This comprised of a number of minor variances over various benefit types (refer note 5).

        Defence and health expenses were lower-than-forecast by $26 million and $20 million respectively, which were due to timing issues and are expected to reverse in the coming months.

        These variances have been partially offset by educations expenses being higher-than-forecast by $49 million. This primarily related to student loan provisioning. It is also expected that most of this variance will reverse in the coming months.

State-Owned Enterprises (SOEs) and Crown Entities

        The SOEs and Crown entities net surplus less distributions was as follows:

SOEs and Crown Entities	Actual $million	Forecast $million	Variance
SOEs
Surplus	238	184	54
Distributions	(196)	(196)	—

	42	(12)	54
Crown Entities
Surplus	183	130	53
Distributions	(10)	(10)	—

	173	120	53

Net Surplus	215	108	107

        The SOEs and Crown entities net surplus was higher-than-forecast by $107 million. The key components of the variance were:

  •
  Net surpluses from SOEs being higher-than-forecast by $54 million. The variance was spread across a number of entities.

  •
  Net surpluses from Crown entities being higher than forecast by $53 million. This was largely due to higher than forecast investment returns from ACC and EQC.

Net Cash Flows

        Net cash flows for the six months ended 31 December 2001 were as follows:

			Variance
Net Cash Flows	Actual $million	Forecast $million
			$million	%
Operating activities	109	(292)	401	137.3
Investing activities (excluding net (purchases)/sales of marketable securities and deposits)	(1,471)	(1,425)	(46)	3.2

Amount required to be financed	(1,362)	(1,717)	355	20.7
Net sales/(purchases) of marketable securities and deposits	522	956	(434)	(45.4)
Financing activities	1,156	1,042	114	10.9

Net Movement in Cash	316	281	35	12.5

        Net cashflows from operating activities were higher-than-forecast by $401 million due to:

  •
  higher-than-forecast taxation receipts of $236 million;

  •
  higher-than-forecast other receipts of $63 million; and

  •
  lower-than-forecast cash disbursed to operations of $102 million.

        The favourable taxation receipts variance mainly comprised of:

  •
  other indirect tax being $64 million higher than forecast, largely due to payment of tobacco excise in December. This resulted from increased November production due to changes in some organisational structures in the tobacco industry. This variance is timing in nature and is expected to reverse in the coming months;

  •
  companies tax being $63 million higher than forecast some of this is likely to be due to timing and may reverse out in the future; and

  •
  goods and services tax being $52 million higher than forecast.

        Net cash outflows from investing activities (excluding net (purchases)/sales of marketable securities and deposits) was $46 million higher than forecast, which was mainly due to higher purchase of physical assets.

        As a result, the amount required to be financed was $355 million lower than forecast.

Financial Position

        The Statement of Financial Position recording the Crown's assets, liabilities and net worth as at 31 December 2001 was made up of:

			Variance
Financial Position	Actual $million	Forecast $million
			$million	%
SOEs and Crown entities	14,464	14,392	72	0.5
Physical assets	16,193	16,076	117	0.7
Financial assets	17,120	16,987	133	0.8
Other assets	19,232	19,494	(262)	(1.3)

Total Assets	67,009	66,949	60	0.1

Gross debt	37,180	37,702	522	1.4
Pension liabilities	8,487	8,487	—	—
Other liabilities	8,371	8,014	(357)	(4.5)

Total Liabilities	54,038	54,203	165	0.3

Crown Balance (net worth)	12,971	12,746	225	1.8

        Net Crown debt was $655 million lower than forecast. This was largely due to:

  •
  additional issues of circulating currency of $471 million; and

  •
  higher-than-forecast net cash flows from operations of $401 million (refer to previous page for explanation).

        These have been partially offset by variances in other financing and investing activities, including movement in student loan provisions, purchase of physical assets, net advances and foreign exchange gains and losses.

        Net Crown debt was estimated to be 17.6% of GDP at 31 December, compared to a forecast of 18.1%. This ratio is calculated using the actual nominal GDP number to September 2001, based on the latest GDP series released by Statistics New Zealand.

Net Crown Debt	Actual $m	Forecast $m	Variance $m
Gross Borrowings	37,180	37,702	522
Less
Marketable securities/ deposits[1]	11,126	10,944	182
Advances and cash[2]	5,690	5,739	(49)

Financial Assets	16,816	16,683	133

Net Crown Debt	20,364	21,019	655

Net Crown Debt to GDP Ratio	17.6%	18.1%	0.5%

The New Zealand Superannuation Funds financial assets of $304 million held by the New Zealand Debt Management Office are excluded from the calculation of net Crown debt.

2
POST BALANCE DATE EVENT

The Air New Zealand advance of $300 million is currently reported as net debt neutral. The total recapitalisation package was approved by Air New Zealand shareholders. The advance has converted to new preference shares on 31 January 2002. The accrued interest on the advance has also converted to preference shares. An additional $585 million of ordinary shares was purchased by the Crown on 31 January 2002. This will have the effect of increasing net debt, as the total investment will be recorded as an equity investment, which does not meet the definition of a financial asset.

COMPARISON WITH PREVIOUS YEAR

	December YTD				Year Ended 30 June
	2001/02	2000/01	$m	%	2000/01	1999/00	1998/99	1997/98
	$m	$m			$m	$m	$m	$m
Operating Statement
Total taxation revenue	19,070	18,455	615	3.3	36,738	34,035	32,156	32,982
% of GDP	16.5%	17.4%			32.5%	32.1%	31.7%	33.1%
Total non tax revenue	1,488	1,327	161	12.1	2,754	2,491	4,201	2,599

Total Revenue	20,558	19,782	776	3.9	39,492	36,526	36,357	35,581

% of GDP	17.7%	18.6%			35.0%	34.4%	35.9%	35.7%
Social security and welfare	6,798	6,591	(207)	(3.1)	13,216	12,896	12,906	12,509
GSF pension expenses	342	333	(9)	(2.7)	855	478	1,132	494
Health	3,808	3,624	(184)	(5.1)	7,342	6,874	6,573	6,001
Education	3,487	3,286	(201)	(6.1)	6,690	6,310	5,899	5,714
Core government services[1]	766	675	(91)	(13.5)	1,817	1,710	1,705	1,562
Other	2,889	2,713	(176)	(6.5)	5,830	5,592	5,141	5,114
Finance costs	1,194	1,274	80	6.3	2,483	2,373	2,516	2,804
Net foreign exchange (gains) losses	31	(12)	(43)	358.3	(47)	(62)	(47)	13

Total Expenses	19,315	18,484	(831)	(4.5)	38,186	36,171	35,825	34,211

% of GDP	16.7%	17.4%			33.8%	34.1%	35.3%	34.3%
SOE/Crown entities net surplus	215	234	(19)	(8.1)	523	575	1,245	1,164
ACC Valuation movement	—	—	—	—	(420)	519	—	—

Operating Balance	1,458	1,532	(74)	(4.8)	1,409	1,449	1,777	2,534

% of GDP	1.3%	1.4%			1.2%	1.4%	1.8%	2.5%

OBERAC	1,458	1,532	(74)	(4.8)	884	246	2,191	1,904

% of GDP	1.3%	1.4%			0.8%	0.2%	2.2%	1.9%
Financial Position
SOEs and Crown entities	14,464	14,598	(134)	(0.9)	14,077	14,392	12,917	19,022
Physical assets	16,193	16,118	75	0.5	16,102	15,972	15,258	14,962
Other assets	36,352	33,475	2,877	8.6	34,902	30,059	30,048	28,372

Total Assets	67,009	64,191	2,818	4.4	65,081	60,423	58,223	62,356
Total Liabilities	54,038	54,122	84	0	53,618	51,840	52,201	52,435

Crown Balance (net worth)	12,971	10,069	2,902	29	11,463	8,583	6,022	9,921

% of GDP	11.2%	9.5%			10.2%	8.1%	5.9%	10.0%
Net Crown debt	20,364	21,665	(1,301)	(6)	19,971	21,396	21,701	24,069
% of GDP	17.6%	20.4%			17.7%	20.2%	21.4%	24.1%
GDP	115,853	106,073			112,873	106,073	101,386	99,696

        Taxation revenue was $615 million higher than the six months ended December 2000, largely reflecting growth in wages, employment and goods and services tax.

        Social security and welfare expenses were $207 million higher than the previous year, due to the CPI increase across benefits on 1 April 2001 and new policy initiatives.

        Education expenses were $201 million higher than the previous year. The increase in expenditure reflects demographic changes as well as new policy initiatives.

        Health expenses were $184 million higher than the previous year, due to the provision of new services and maintaining existing service levels as a result of demographic, price inflations and technology growth pressures.

        Other expenses were $176 million higher than previous years. This was largely due to changes to provisioning by Maori Development and Courts.

        The investment in SOEs and Crown entities was $134 million lower than the previous years, primarily due to the increase in the ACC outstanding claims liability valuation and asset revaluations at the end of the 2000/01 financial year. This has been offset by additional capital contributions to SOE/CE's during the current year.

        Net Crown debt has reduced primarily due to the improved cash flows from operations reported in the 30 June 2001 Crown Financial Statements, combined with improvements in net cashflows from operating activities and circulating currency for the current financial year.

1    An error was identified in last year's December Financial Statements that understated core government services by $102 million. The error was corrected in the 2001 January Financial Statements.

FINANCIAL STATEMENTS

STATEMENT OF FINANCIAL PERFORMANCE

for the six months ended 31 December 2001

				Current Year Actual vs Forecast
Prior Year 30 June 2001	Actual 31 December 2000							Annual Forecast
			Note	Actual	Forecast	Variance
$m	$m			$m	$m	$m	%	$m
		Revenue
		Levied through the Crown's Sovereign Power
23,863	12,261	Direct taxation	1	12,398	12,299	99	0.8	24,226
12,875	6,194	Indirect taxation	2	6,672	6,764	(92)	(1.4)	13,345

36,738	18,455	Total taxation revenue		19,070	19,063	7	—	37,571
385	176	Compulsory fees, fines, penalties and levies		286	283	3	1.1	519

37,123	18,631	Total Revenue Levied through the Crown's Sovereign Power		19,356	19,346	10	0.1	38,090
		Earned through the Crown's Operations
1,369	628	Investment income	3	682	697	(15)	(2.2)	1,207
659	324	Sales of goods and services		338	328	10	3.0	670
381	199	Other operational revenue	4	182	159	23	14.5	323
(40)	—	Unrealised (losses)/gains arising from revaluations of commercial forests		—	—	—	—	—

2,369	1,151	Total Revenue Earned through the Crown's Operations		1,202	1,184	18	1.5	2,200

39,492	19,782	Total Revenue		20,558	20,530	28	0.1	40,290

		Expenses
		By functional classification
13,216	6,591	Social security and welfare		6,798	6,844	46	0.7	13,649
855	333	GSF pension expenses		342	342	—	—	748
7,342	3,624	Health		3,808	3,828	20	0.5	7,797
6,690	3,286	Education		3,487	3,438	(49)	(1.4)	7,041
1,817	675	Core government services		766	767	1	0.1	1,611
1,560	781	Law and order		883	900	17	1.9	1,737
1,267	539	Defence		546	572	26	4.5	1,162
1,026	517	Transport and communications		434	436	2	0.5	1,103
1,141	531	Economic and industrial services		573	575	2	0.3	1,258
287	126	Primary services		145	147	2	1.4	337
424	176	Heritage, culture and recreation		240	244	4	1.6	495
50	19	Housing and community development		44	48	4	8.3	92
75	24	Other		24	9	(15)	(166.7)	137
2,483	1,274	Finance costs	5	1,194	1,198	4	0.3	2,345
(47)	(12)	Net foreign-exchange losses/(gains)		31	1	(30)	—	1
—	—	Provision for future initiatives		—	—	—	—	90

38,186	18,484	Total Expenses	5	19,315	19,349	34	0.2	39,603

1,306	1,298	Revenue Less Expenses		1,243	1,181	62	5.2	687
103	234	Net surplus, less distributions, attributable to state-owned enterprises and Crown entities	8	215	108	107	99.1	298

1,409	1,532			1,458	1,289	169	13.1	985

The accompanying Notes are an integral part of these Statements

STATEMENT OF FINANCIAL POSITION

as at 31 December 2001

				Current Year Actual vs Forecast
Prior Year 30 June 2001	Actual 31 December 2000							Annual Forecast
			Note	Actual	Forecast	Variance
$m	$m			$m	$m	$m	%	$m
		Assets
115	61	Cash and bank balances		433	419	14	3.3	169
12,060	12,133	Marketable securities and deposits[1]		11,430	11,248	182	1.6	9,821
4,615	4,118	Advances	6	5,257	5,320	(63)	(1.2)	6,026
6,197	7,192	Receivables	7	7,267	7,507	240	3.2	6,125
193	265	Inventories		201	203	(2)	(1.0)	207
14,077	14,598	State-owned enterprises and Crown entities	8	14,464	14,392	72	0.5	14,713
354	371	Other investments	9	358	378	(20)	(5.3)	471
16,102	16,118	Physical assets	10	16,193	16,076	117	0.7	16,303
310	370	Commercial forests		310	310	—	—	310
11,055	8,963	State highways	11	11,093	11,093	—	—	11,131
3	2	Intangible assets		3	3	—	—	3
—	—	Capital contingency provision		—	—	—	—	1,269

65,081	64,191	Total Assets		67,009	66,949	60	0.1	66,548

		Liabilities
5,831	4,947	Payables and provisions	12	5,235	5,349	114	2.1	5,811
2,539	2,875	Currency issued		3,136	2,665	(471)	(17.7)	2,665
36,761	37,977	Borrowings		37,180	37,702	522	1.4	37,105
8,487	8,323	Pension liabilities		8,487	8,487	—	—	8,525

53,618	54,122	Total Liabilities		54,038	54,203	165	0.3	54,106

		Total Assets less
11,463	10,069	Total Liabilities		12,971	12,746	225	1.8	12,442

		Crown Balance
3,456	1,922	Accumulated operating balance		4,917	4,746	171	3.6	4,442
8,007	8,147	Revaluation reserve	13	8,054	8,000	54	0.7	8,000

11,463	10,069	Crown Balance		12,971	12,746	225	1.8	12,442

1
Contributions to the New Zealand Superannuation Fund to 31 December 2001 are included as marketable securities and deposits. As at 31 December 2001 the New Zealand Debt Management Office hold $304 million marketable securities and deposits on behalf of the New Zealand Superannuation Fund.

The accompanying Notes are an integral part of these Statements

STATEMENT OF MOVEMENTS IN EQUITY

for the six months ended 31 December 2001

			Current Year Actual vs Forecast
Prior Year 30 June 2001	Actual 31 December 2000						Annual Forecast
			Actual	Forecast	Variance
$m	$m		$m	$m	$m	%	$m
8,583	8,583	Opening Crown Balance	11,463	11,463	—	—	11,463
1,650	—	State highway recognition policy change	—	—	—	—	—

10,233	8,583	Adjusted Operating Crown Balance	11,463	11,463	—	—	11,463
1,409	1,532	Operating balance for the period	1,458	1,289	169	13.1	985
(179)	(46)	Net revaluations	50	(6)	56	—	(6)

1,230	1,486	Total Recognised Revenues and Expenses	1,508	1,283	225	17.5	979

11,463	10,069	Closing Crown Balance	12,971	12,746	225	1.8	12,442

The accompanying Notes are an integral part of these Statements.

STATEMENT OF CASH FLOWS

for the six months ended 31 December 2001

			Current Year Actual vs Forecast
Prior Year 30 June 2001	Actual 31 December 2000						Annual Forecast
			Actual	Forecast	Variance
$m	$m		$m	$m	$m	%	$m
		Cash Flows From Operations
		Cash was provided from Direct Taxation
		Individuals
13,748	6,709	Source deductions	7,152	7,131	21	0.3	14,380
4,221	1,877	Other persons	1,935	1,916	19	1.0	4,300
(1,175)	(689)	Refunds	(697)	(703)	6	0.9	(1,158)
338	190	Fringe benefit tax	173	173	—	—	340

17,132	8,087	Total Individuals	8,563	8,517	46	0.5	17,862
		Corporate
5,377	2,791	Gross companies	2,758	2,692	66	2.5	5,255
(785)	(349)	Refunds	(367)	(364)	(3)	(0.8)	(692)
738	270	Non-resident withholding payment	286	288	(2)	(0.7)	714
		Foreign-source dividend
98	19	withholding payment	78	61	17	27.9	108

5,428	2,731	Total Corporate	2,755	2,677	78	2.9	5,385
1,043	476	Withholding taxes	492	496	(4)	(0.8)	1,009
2	1	Other direct taxation	1	1	—	—	2

23,605	11,295	Total Direct Taxation	11,811	11,691	120	1.0	24,258

		Indirect Taxation
		Goods and services tax
14,604	6,408	Gross goods and services tax	7,106	7,028	78	1.1	15,257
(5,657)	(2,643)	Refunds	(3,020)	(2,994)	(26)	(0.9)	(5,846)

8,947	3,765	Total goods and services tax	4,086	4,034	52	1.3	9,411
3,698	1,967	Other indirect taxation	2,117	2,053	64	3.1	3,851

12,645	5,732	Total Indirect Taxation	6,203	6,087	116	1.9	13,262

36,250	17,027	Total Taxation Receipts	18,014	17,778	236	1.3	37,520

		Compulsory fees, fines, penalties
324	153	and levies	181	173	8	4.6	345
		Other Receipts
892	390	Interest, profits and dividends	602	557	45	8.1	1,017
622	341	Sales of goods and services	339	323	16	5.0	647
383	180	Other operating receipts	230	236	(6)	(2.5)	362

1,897	911	Total Other Receipts	1,171	1,116	55	4.9	2,026

38,471	18,091	Total cash provided from operations	19,366	19,067	299	1.6	39,891
		Cash was disbursed to
4,749	2,182	Departmental outputs	2,571	2,548	(23)	(0.9)	5,107
16,008	8,265	Other outputs	8,525	8,636	111	1.3	16,802
2,499	1,281	Finance costs	1,185	1,184	(1)	(0.1)	2,311
133	69	Subsidies	54	64	10	15.6	168
		Current transfers
12,910	6,765	Social assistance grants	6,814	6,811	(3)	—	13,502
250	103	Other transfers	108	116	8	6.9	258
-	—	Provision for future initiatives	—	—	—	—	90

36,549	18,665	Total cash disbursed to operations	19,257	19,359	102	0.5	38,238

1,922	(574)	Net Cash Flows From Operations	109	(292)	401	137.3	1,653

The accompanying notes are an integral part of these Statements.

STATEMENT OF CASH FLOWS (CONTINUED)

for the six months ended 31 December 2001

			Current Year Actual vs Forecast
Prior Year 30 June 2001	Actual 31 December 2000						Annual Forecast
			Actual	Forecast	Variance
$m	$m		$m	$m	$m	%	$m
1,922	(574)	Subtotal (brought forward)	109	(292)	401	137.3	1,653
		Cash Flows From Investing Activities
		Cash was provided from
174	55	Net (purchase)/sale of investments	(175)	(209)	34	16.3	(440)
(1,001)	(1,439)	Net sale/(purchase) of marketable securities and deposits[1]	522	956	(434)	(45.4)	2,289
75	37	Sale of physical assets	47	51	(4)	(7.8)	94

(752)	(1,347)	Total cash provided	394	798	(404)	(50.6)	1,943

		Cash was disbursed to
617	139	Net increase in advances	680	654	(26)	(4.0)	1,323
1,205	533	Purchase of physical assets	663	613	(50)	(8.2)	1,456
—	—	Capital contingency provision	—	—	—	—	1,269

1,822	672	Total cash disbursed	1,343	1,267	(76)	(6.0)	4,048

		Net Cash Flows From
(2,574)	(2,019)	Investing Activities	(949)	(469)	(480)	(102.3)	(2,105)

(652)	(2,593)	Net Cash Flows From Operating and Investing Activities	(840)	(761)	(79)	(10.4)	(452)
		Cash Flows From Financing Activities
		Cash was Provided From
303	639	Issues of circulating currency	597	126	471	373.8	126
4,233	1,431	Issues of Government stock	1,896	1,806	90	5.0	1,056
574	233	Other New Zealand-dollar borrowing[2]	328	—	328	—	(103)
3,884	2,546	Borrowing in foreign currencies[2]	171	4	167	—	(596)

8,994	4,849	Total Cash Provided	2,992	1,936	1,056	54.5	483

		Cash was Disbursed to
3,167	165	Repayment of Government stock	885	788	(97)	(12.3)	—
879	496	Repayment of other New Zealand-dollar borrowing[2]	459	106	(353)	(333.0)	—
4,398	1,734	Repayment of foreign-currency borrowing[2]	492	—	(492)	—	—

8,444	2,395	Total Cash Disbursed	1,836	894	(942)	(105.4)	—

550	2,454	Net Cash Flows From Financing Activities	1,156	1,042	114	10.9	483

(102)	(139)	Net Movement in Cash	316	281	35	12.5	31
210	210	Opening Cash Balance	115	115	—	—	115
7	(10)	Foreign-exchange gains/(losses) on opening cash	2	23	(21)	(91.3)	23

115	61	Closing Cash Balance	433	419	14	3.3	169

1
Net sale/(purchase) of marketable securities and deposits includes the purchases made on behalf of the New Zealand Superannuation Fund of $300 million.

2
Issues and repayments of other New Zealand-dollar borrowing and foreign-currency borrowing are forecast on a net basis. Actual issues and repayments are reported on a gross basis.

The accompanying notes are an integral part of these statements.

STATEMENT OF CASH FLOWS (CONTINUED)

for the six months ended 31 December 2001

			Current Year Actual vs Forecast
Prior Year 30 June 2001	Actual 31 December 2000						Annual Forecast
			Actual	Forecast	Variance
$m	$m		$m	$m	$m	%	$m
		Reconciliation Between the Net Cash Flows from Operations and the Operating Balance
1,922	(574)	Net Cash Flows from Operations	109	(292)	401	137	1,653
		Items included in the operating balance but not in net cash flows from operations
		Valuation Changes
(164)	—	(Increase)/decrease in pension liabilities	—	—	—	—	(38)
(40)	—	Revaluation of commercial forests	—	—	—	—	—
100	175	Unrealised net foreign-exchange gains	(74)	—	(74)	—	—
(253)	—	National Provident Fund guarantee	—	—	—	—	—

(357)	175	Total Valuation Changes	(74)	—	(74)	—	(38)
		Physical Asset Movements
(925)	(404)	Depreciation	(455)	(461)	6	1.3	(965)
(7)	(3)	(Loss)/gain on sale of physical assets	(1)	(1)	—	—	(1)

(932)	(407)	Total Physical Asset Movements	(456)	(462)	6	1.3	(966)
		Other Non-cash Items
103	234	Net surplus, less distributions, attributable to state-owned enterprises and Crown entities	215	108	107	99.1	298
(103)	—	Loss on writedown of defence equipment	—	—	—	—	—
(61)	—	Student loans	31	(40)	71	177.5	7
55	40	Other	—	—	—	—	—

(6)	274	Total Other Non-cash Items	246	68	178	261.8	305
177	3	Total other investing and financing items	(54)	—	(54)	—	—
		Movements in Working Capital
737	1,615	Increase/(decrease) in taxes receivable	998	1,296	(298)	(23.0)	(1)
(62)	57	Increase/(decrease) in other receivables	72	14	58	414.3	(71)
(81)	(9)	Increase/(decrease) in inventories	8	10	(2)	(20.0)	14
11	398	Decrease/(increase) in payables	609	655	(46)	(7.0)	89

605	2,061	Total movements in working capital	1,687	1,975	(288)	(14.6)	31

1,409	1,532	Operating Balance	1,458	1,289	169	13.1	985

The accompanying Notes are an integral part of these Statements.

STATEMENT OF CASH FLOWS (continued)

for the six months ended 31 December 2001

			Current Year Actual vs Forecast
Prior Year 30 June 2001	Actual 31 December 2000						Annual Forecast
			Actual	Forecast	Variance
$m	$m		$m	$m	$m	%	$m
		Reconciliation of Net Cash Flow
		From Operations With Net Cash
		Proceeds From Domestic Bonds
1,922	(574)	Net Cash Flows From Operations	109	(292)	401	137.3	1,653
		Investing flows
		Net advances
(27)	(16)	Housing New Zealand Corporation	(291)	(261)	(30)	(11.5)	—
—	—	Contact Energy Limited	70	70	—	—	—
(668)	(151)	Student loans	(170)	(186)	16	8.6	—
51	—	Residual Health Management Unit	—	—	—	—	—
(24)	—	District health boards	—	—	—	—	—
—	—	Air New Zealand	(300)	(300)	—	—	—
—	—	Solid Energy New Zealand Limited	19	19	—	—	—
51	28	Other	(8)	4	(12)	(300.0)	(1,323)

(617)	(139)	Total Net Advances	(680)	(654)	(26)	(4.0)	(1,323)
(1,130)	(496)	Net purchase of physical assets	(616)	(562)	(54)	(9.6)	(1,362)
		Net investments
(41)	(17)	District health boards	(66)	(79)	13	16.5	—
50	50	At Work Insurance Limited	7	—	7	—	—
—	—	New Zealand Post Limited	(72)	(72)	—	—	—
140	—	2GHz radio spectrum rights auction proceeds	—	—	—	—	—
25	22	Other	(44)	(58)	14	24.1	(440)
—	—	Capital contingency provision	—	—	—	—	(1,269)

174	55	Net (purchase)/sale of Investments	(175)	(209)	34	16.3	(1,709)

349	(1,154)	(Required to be financed)/Available for debt repayment	(1,362)	(1,717)	355	20.7	(2,741)
		Used in:
(1,001)	(1,439)	Net sale/(purchase) of marketable securities and deposits	522	956	(434)	(45.4)	2,289

(652)	(2,593)	Total Investing activities	(840)	(761)	(79)	(10.4)	(452)
(305)	(263)	Net (repayment)/issue of other New Zealand-dollar borrowing	(131)	(106)	(25)	(23.6)	(103)
(514)	812	Net (repayment)/issue of foreign currency borrowing	(321)	4	(325)	—	(596)
102	139	(Increase)/decrease in cash	(316)	(281)	(35)	(12.5)	(31)
303	639	Issues of circulating currency	597	126	471	373.8	126

(414)	1,327		(171)	(257)	86	33.5	(604)

(1,066)	(1,266)	Net (Cash Proceeds from)/Repayments of Domestic Bonds	(1,011)	(1,018)	7	0.7	(1,056)

		Gross Cash Proceeds from Domestic Bonds
3,572	1,306	Domestic bonds (market)	1,698	1,708	(10)	(0.6)	4,156
661	125	Domestic bonds (non-market)	199	98	101	103.1	98
—	—	Inflation bonds	—	—	—	—	—
4,233	1,431	Total Gross Cash Proceeds from Domestic Bonds	1,897	1,806	91	5.0	4,254
(2,651)	(165)	Repayment of domestic bonds (market)	(680)	(606)	(74)	(12.2)	(2,590)
(516)	—	Repayment of domestic bonds (non-market)	(206)	(182)	(24)	(13.2)	(608)

1,066	1,266	Net Cash Proceeds from/(Repayments of) Domestic Bonds	1,011	1,018	(7)	(0.7)	1,056

The accompanying Notes are an integral part of these Statements.

STATEMENT OF BORROWINGS

as at 31 December 2001

			Current Year Actual vs Forecast
Prior Year 30 June 2001	Actual 31 December 2000						Annual Forecast
			Actual	Forecast	Variance
$m	$m		$m	$m	$m	%	$m
		Outstanding Debt
		New Zealand-Dollar Debt
23,331	23,507	Government stock	24,351	24,355	4	—	24,406
5,558	5,425	Treasury bills	5,456	5,467	11	0.2	5,466
(272)	(60)	Loans and foreign-exchange contracts	(369)	(340)	29	8.5	(342)
498	461	Retail stock	581	541	(40)	(7.4)	527

29,115	29,333	Total New Zealand-Dollar Debt	30,019	30,023	4	—	30,057
		Foreign-Currency Debt
4,780	4,455	United States dollars	4,329	4,448	119	2.7	4,170
1,432	2,309	Japanese yen	1,326	1,432	106	7.4	1,079
1,434	1,880	European and other currencies	1,506	1,799	293	16.3	1,799

7,646	8,644	Total Foreign-Currency Debt	7,161	7,679	518	6.7	7,048

36,761	37,977	Total Outstanding Debt	37,180	37,702	522	1.4	37,105

		Less
		Financial Assets
		Marketable Securities and Deposits
3,971	3,122	New Zealand dollars	3,926	3,028	898	29.7	1,862
5,093	4,379	United States dollars	4,538	4,583	(45)	(1.0)	4,358
1,548	2,444	Japanese yen	1,186	1,458	(272)	(18.7)	1,105
1,448	2,188	European and other currencies	1,476	1,875	(399)	(21.3)	1,882

12,060	12,133	Total Marketable Securities and Deposits[1]	11,126	10,944	182	1.7	9,207
		Advances and Cash
		Advances to state-owned
261	237	enterprises and Crown entities	533	504	29	5.8	922
4,143	3,669	Student loans	4,282	4,376	(94)	(2.1)	4,870
211	212	Other advances	442	440	2	0.5	234
115	61	Cash	433	419	14	3.3	169

4,730	4,179	Total Advances and Cash	5,690	5,739	(49)	(0.9)	6,195

16,790	16,312	Total Financial Assets	16,816	16,683	133	0.8	15,402

19,971	21,665	Net Crown Debt	20,364	21,019	655	3.1	21,703

20,495	22,031	Net New Zealand-dollar debt	20,943	21,256	313	1.5	22,000
(524)	(366)	Net foreign-currency debt	(579)	(237)	342	144.3	(297)

19,971	21,665	Net Crown Debt	20,364	21,019	655	3.1	21,703

1
The New Zealand Superannuation (NZS) Funds marketable securities and deposits as at 31 December of $304 million are excluded from the calculation of net Crown debt.

The accompanying Notes are an integral part of these Statements.

STATEMENT OF BORROWINGS (CONTINUED)

as at 31 December 2001

Movements in Net Crown Debt Since 30 June 2001

	As at 1 July 2001	Net Increases/ (Decreases)	Foreign Exchange Contracts	Currency Realignment	Unamortised Premiums	As at December 2001
	$m	$m	$m	$m	$m	$m
Outstanding Debt
By Type
New Zealand-dollar debt	29,115	908	—	—	(4)	30,019
Foreign-currency debt	7,646	(290)	—	(219)	24	7,161

Total Outstanding Debt	36,761	618	—	(219)	20	37,180

Less
Financial Assets
Marketable securities and deposits	12,060	(787)	—	84	73	11,126
Advances and cash	4,730	920	—	2	—	5,690

Total Financial Assets	16,790	133	—	86	73	16,816

Net Crown Debt	19,971	485	—	(305)	(53)	20,364

STATEMENT OF COMMITMENTS

as at 31 December 2001

	As at 31 December 2001	As at 30 June 2001	As at 31 December 2000
	$m	$m	$m
Capital Commitments
Specialist military equipment	586	639	401
Land and buildings	539	383	89
Other plant and equipment	32	41	42
Investments	18	15	196
State-owned enterprises and Crown entities	648	619	850
Total Capital Commitments	1,823	1,697	1,578

Operating Commitments
Non-cancellable accommodation leases	812	842	769
Other non-cancellable leases	1,762	1,713	1,840
Non-cancellable contracts for the supply of goods and services	1,780	367	688
Other operating commitments	1,717	2,213	1,141
State-owned enterprises and Crown entities	2,422	2,471	2,414

Total Operating Commitments	8,493	7,606	6,852

Total Commitments	10,316	9,303	8,430

        Commitments of the Reserve Bank of New Zealand, state-owned enterprises and Crown entities are included in the Statement of Commitments. Commitments to state-owned enterprises and Crown entities are excluded.

STATEMENT OF CONTINGENT LIABILITIES

as at 31 December 2001

Quantifiable Contingent Liabilities

	As at 31 December 2001	As at 30 June 2001	As at 31 December 2000
	$m	$m	$m
Guarantees and Indemnities	400	371	405
Uncalled Capital	3,504	3,594	3,412
Legal Proceedings and Disputes	467	571	505
Other Contingent Liabilities	1,909	1,965	2,302

Total Quantifiable Contingent Liabilities	6,280	6,501	6,624

        Contingent liabilities of the Reserve Bank of New Zealand, state-owned enterprises and Crown entities are included in the Statement of Contingent Liabilities. Contingent liabilities to state-owned enterprises and Crown entities are excluded.

The accompanying Notes are an integral part of these Statements.

STATEMENT OF CONTINGENT LIABILITIES (CONTINUED)

as at 31 December 2001

Quantifiable Contingent Liabilities

	31 December 2001	30 June 2001
	$m	$m
Guarantees and indemnities	400	371
Uncalled capital	3,504	3,594
Legal proceedings and disputes	467	571
Other contingent liabilities	1,909	1,965

Total Quantifiable Contingent Liabilities	6,280	6,501

        Only contingent liabilities involving amounts of $10 million or more in any one year are separately disclosed. Contingent liabilities below $10 million are included in the "other" totals. Comparatives have been adjusted where appropriate to align with the disclosure of new "material" contingent liabilities. The total amount of comparative contingent liabilities remains unchanged.

        Contingent liabilities are costs which the Crown will have to face if a particular event occurs. Typically, contingent liabilities consist of guarantees and indemnities, uncalled capital and legal disputes and claims. The contingent liabilities facing the Crown are a mixture of operating and balance sheet risks, and they can vary greatly in magnitude and likelihood of realisation. In general, if a contingent liability were realised it would have a negative impact on the operating balance, net Crown debt and net worth. However, in the case of contingencies for uncalled capital, the negative impact would be restricted to net Crown debt.

        Where contingent liabilities have arisen as a consequence of legal action being taken against the Crown, the amount shown is the amount claimed and thus the maximum potential cost. It does not represent either an admission that the claim is valid or an estimation of the possible amount of any award against the Crown.

        Contingent liabilities of the Reserve Bank of New Zealand, state-owned enterprises and Crown entities are included in the Statement of Contingent Liabilities. Contingent Liabilities to state-owned enterprises and Crown entities are excluded.

Guarantees and indemnities

Cook Islands—Asian Development Bank (ADB) Loans

        Before 1992, the New Zealand Government guaranteed the Cook Islands' borrowing from the ADB. These guarantees have first call on New Zealand's Official Development Assistance to the Cook Islands.

        $25 million at 31 December 2001 ($26 million at 30 June 2001).

Huntly East mine subsidence

        Claims from private landowners concerning property damage or loss of value.

        $22 million at 31 December 2001 ($22 million at 30 June 2001).

Indemnification of receivers and managers—Terralink Limited

        The Crown has issued a Deed of Receivership indemnity to the appointed receivers of Terralink Limited.

        $10 million at 31 December 2001 ($10 million at 30 June 2001).

Ministry of Transport—Funding guarantee

        The Minister of Finance has issued a guarantee of $10 million to the Transport Accident Investigation Commission. The guarantee allows the Commission to assure payment to suppliers of specialist salvage equipment in the event of the Commission initiating an urgent investigation of any future significant transport accident.

$10 million at 31 December 2001 (nil at 30 June 2001).

Post Office Bank (PostBank)—guaranteed deposits

        In the sale of PostBank to ANZ Banking Group Limited (ANZ), the Crown agreed to continue its guarantee, under the Post Office Bank Act 1987, for certain PostBank deposits lodged with the Bank before 1 July 1988. ANZ agreed to indemnify the Crown for the cost of any liability that may arise from the Crown guarantee. The amount guaranteed reduces as deposits mature.

        $16 million at 31 December 2001 ($16 million at 30 June 2001).

Guarantees and indemnities of state-owned enterprises and Crown entities

        $266 million at 31 December 2001 ($243 million at 30 June 2001).

Other guarantees and indemnities

        $51 million at 31 December 2001 ($54 million at 30 June 2001).

Uncalled capital

        The Crown's uncalled capital subscriptions are as follows:

	Uncalled Capital at 31 December 2001	Uncalled Capital at 31 June 2001
	$m	$m
Asian Development Bank	1,514	1,553
European Bank for Reconstruction and Development	15	15
International Bank for Reconstruction and Development	1,975	2,026

Legal proceedings and disputes

        The amounts under quantifiable contingent liabilities for legal proceedings and disputes are shown exclusive of any interest and costs that may be claimed if these cases were decided against the Crown.

        Where contingent liabilities have arisen as a consequence of legal action being taken against the Crown, the amount shown is the amount claimed and thus the maximum potential cost. It does not represent either an admission that the claim is valid or an estimation of the possible amount of any award against the Crown.

Agriculture and Forestry—legal claims

        Claims against the Ministry of Agriculture and Forestry for alleged legal or administrative faults.

        $19 million at 31 December 2001 ($26 million at 30 June 2001).

Education—legal claims

        Claims against the Crown in respect of the reduction of dental subsidies.

        $16 million at 31 December 2001 ($10 million at 30 June 2001).

Health—Legal claims

        Claims against the Crown in respect of people allegedly contracting Hepatitis C through contaminated blood and blood products, and claims arising from the Gisborne inquiry.

        $124 million at 31 December 2001 ($72 million at 30 June 2001).

Maori Development—Maori Reserved Land

        The Maori Reserved Land Amendment Act 1997 provides for compensation to lessees for the move to market rents for land, for shorter review periods and for additional transaction costs. In addition, Schedule 5 to the Act recognises that Maori have not been obtaining fair market rents for their land and that this issue will be dealt with by the Government as part of its consideration of historical grievances.

        $94 million at 31 December 2001 ($94 million at 30 June 2001).

New Zealand Defence Force—legal claims

        Claims against the New Zealand Defence Force for alleged legal or administrative faults.

        $10 million at 31 December 2001 ($15 million at 30 June 2001).

Police—legal claims

        Claims against the Police for alleged legal or administrative faults.

        $49 million at 31 December 2001 ($56 million at 30 June 2001).

Tax in dispute

        Represents 50% of the outstanding debt of those tax assessments raised, against which an objection has been lodged and legal action is proceeding.

        $68 million at 31 December 2001 ($77 million at 30 June 2001).

Other legal claims

        $87 million at 31 December 2001 ($221 million at 30 June 2001).

Other quantifiable contingent liabilities

Reserve Bank—demonetised currency

        The Crown has a contingent liability for the face value of the demonetised $1 and $2 notes issued which have yet to be repatriated.

        $25 million at 31 December 2001 ($24 million at 30 June 2001).

International finance organisations

        The Crown has lodged promissory notes with the following international finance organisations:

	31 December 2001	30 June 2001
	$m	$m
Asian Development Bank	nil	12
International Monetary Fund	1,788	1,810

        Payment of the notes depends upon the operation of the rules of the individual organisations.

Other quantifiable contingent liabilities

        $96 million at 31 December 2001 ($119 million at 30 June 2001).

Unquantifiable Contingent Liabilities

        This part of the Statement provides details of those contingent liabilities of the Crown which cannot be quantified.

Institutional guarantees

        The following institutional guarantees have been provided through legislation.

Commerce Commission—indemnity for damages

        Under a Deed of Indemnity dated 12 November 1991, the Minister of Finance agreed to indemnify the Commission when it gives an undertaking as to damages when seeking injunctions under the Fair Trading and Commerce Acts, and subsequently the Court orders the Commission to pay damages. The sum payable under this Deed is limited to an amount up to $40 million per case taken to Court. The Commerce Act was amended with effect from 26 May 2001, to remove the need for the Commission to provide such undertakings.

District Court Judges, Justices of the Peace, Coroners and Dispute Tribunals

        Section 119 of the District Courts Act 1947 indemnifies District Court Judges acting in their civil jurisdiction. Section 196A of the Summary Proceedings Act 1957 also indemnifies District Court Judges for any liabilities arising as a result of an act done by a Judge in excess of, or without, jurisdiction.

        Section 35 of the Coroners Act 1988 confers on Coroners acting within the Coroner Act 1988 the same privileges and immunities as District Court Judges under the Summary Proceedings Act 1957.

        Under section 197 of the Summary Proceedings Act 1957, Justices of the Peace are similarly covered as long as a High Court Judge certifies that they have acted in good faith and ought to be indemnified.

        Section 58 of the Disputes Tribunal Act 1988 confers on Disputes Tribunal referees acting within the Disputes Tribunal Act 1988 the same protection as Justices of the Peace under the Summary Proceedings Act 1957.

Earthquake Commission

        The Crown is liable to meet any deficiency in the Earthquake Commission's assets in meeting the Commission's financial liabilities (section 16 of the Earthquake Commission Act 1993).

Fletcher Challenge Limited (FCL)

        Under the sale and purchase agreement for the sale of Forestry Corporation of New Zealand Limited, the Crown has indemnified FCL for the cost of cleaning up on-site environmental contamination incurred up to settlement date (27 September 1996). The Crown is to pay for half of any cost over $30 million and for all costs over $50 million. The on-site indemnity runs until 1 January 2020. The Crown has also indemnified FCL in respect of off-site environmental costs and losses incurred up until settlement date. The off-site indemnity is unlimited as to amount and time.

Ministry of Fisheries—indemnity provided for delivery of registry services

        The Crown has indemnified Commercial Fisheries Services Limited against claims made by third parties arising from Commercial Fisheries Services undertaking registry services under contract to the Chief Executive of the Ministry of Fisheries. This indemnity, provided under the Fisheries Acts 1983 and 1996, expires on 30 October 2006 unless varied, in which case it will expire on 30 September 2008.

National Provident Fund

        The Crown guarantees the benefits payable by all National Provident Fund Board schemes (section 60 of the National Provident Fund Restructuring Act 1990). The Crown also guarantees investments and interest thereon deposited with the National Provident Fund Board prior to 1 April 1991 (section 61 of the same Act).

        A provision has been made in these Financial Statements in respect of the actuarially assessed deficit in the DBP (Annuitants') Scheme (refer Note 12 of the Financial Statements).

Persons exercising investigating powers

        Section 63 of the Corporations (Investigation and Management) Act 1989 indemnifies the Securities Commission, the Registrar and Deputy Registrar of Companies, members of advising committees within the Act, every statutory manager of a corporation, and persons appointed pursuant to sections 17 to 19 of the Act, in the exercise of investigating powers, unless the power has been exercised in bad faith.

Public Trust Office

        The Crown is liable to meet any deficiency in the Public Trust Office's Common Fund (section 36 of the Public Trust Office Act 1957).

Reserve Bank of New Zealand (the Reserve Bank)

        Under section 146 of the Reserve Bank of New Zealand Act 1989, every statutory manager of a Registered Bank, every person appointed under section 99 or section 101 of the Act and every member of an advisory committee, shall be indemnified by the Crown in respect of any liability arising from the exercise, purported exercise or omission to exercise of any power conferred by Part V of the Act, unless that power has been exercised in bad faith.

        The Crown pays to the Reserve Bank any exchange losses incurred by the Reserve Bank as a result of dealing in foreign exchange under sections 17, 18 and 21(2) of the Act.

Other unquantifiable contingent liabilities

Accident Compensation Corporation (ACC)

        A court decision has determined that the ACC practice, prior to the Accident Insurance Act 1998, of allowing for familial responsibility when determining attendant care entitlements was not legitimate. The decision is likely to apply to a number of seriously injured claimants.

Bank of New Zealand (BNZ)

        A deed, entered into by the Crown, Fay Richwhite and Company Limited and National Australia Group Limited (the purchaser of BNZ), provides for the sharing of certain costs arising from defined risks that pre-date the sale of the BNZ. These risks are associated with New Zealand taxation and specified litigation.

Contaminated sites

        Under common law and various statutes, the Crown may have responsibility to remedy adverse effects on the environment arising from Crown activities. The Discussion Document on Contaminated Sites Management discusses the possibility of the Crown contributing to funding the clean-up of "orphan" contaminated sites.

Crown research institutes (CRIs)

        The Crown has indemnified the CRIs for any costs arising from certain third-party claims that are the result of acts or omissions prior to the transfer date, for costs of complying with statutes, ordinances and bylaws which relate to or affect certain buildings, and (subject to certain limitations) for the costs of obtaining title to land.

DFC New Zealand Limited (under statutory management) (DFC)

        DFC and the National Provident Fund have been indemnified for certain potential tax liabilities.

District health boards (DHBs)

        The Crown has provided transitional indemnities to directors and officers of some DHBs, for liabilities arising from inherited assets and business practices under the Building Act 1991 and the Health and Safety in Employment Act 1992.

Electricity Corporation of New Zealand Limited (ECNZ)

        The ECNZ Sale and Purchase Agreement provides for compensation to ECNZ for any tax, levy, royalty or impost imposed on ECNZ for the use of water or geothermal energy for plants in existence or under construction at the date of the Sale and Purchase Agreement. The Agreement also provides for compensation for any net costs to ECNZ arising from resumption of assets pursuant to the Treaty of Waitangi (State Enterprises) Act 1988.

        The Deed of Assumption and Release between ECNZ, Contact Energy Limited and the Crown provides that the Crown is no longer liable to ECNZ in respect of those assets transferred to Contact Energy. As a result of the split of ECNZ in 1999, Ministers have transferred the benefits of the Deed to ECNZ's successors—Meridian Energy Limited, Mighty River Power Limited, and Genesis Power Limited.

        Under the Transpower New Zealand Limited (Transpower) Sale and Purchase and Debt Assumption Agreements, the Crown has indemnified ECNZ for any losses resulting from changes in tax rules applicable to transactions listed in the Agreements. Additionally, the Crown has indemnified the directors and officers of ECNZ for any liability they may incur in their personal capacities as a result of the Transpower separation process.

        Following the split of ECNZ in 1999 into three new companies, the Crown has indemnified ECNZ in relation to all ECNZ's pre-split liabilities, including:

  •
  existing debt and swap obligations

  •
  hedge contracts and obligations

  •
  any liabilities that arise out of the split itself.

Housing New Zealand Corporation (HNZC)

        The Crown has indemnified the following entities in respect of the accuracy of information provided on the sale of various parcels of HNZC (formerly Housing Corporation of New Zealand) mortgages: Countrywide Bank, TSB Bank, and Westpac Banking Corporation.

        The Crown has indemnified the directors and officers of HNZC against any liabilities in respect of the sale of mortgages to ANZ Bank and Mortgage Corporation.

        Under the sale of mortgages to Westpac, HNZC has insured the purchaser against certain credit losses with the Crown standing behind this obligation.

        Legal proceedings have been initiated against a number of defendants, including the Crown, alleging breach of fiduciary duties in respect of the transfer of the Agreement for Sale and Purchase and mortgage agreements to HNZC under the Housing Assets Transfer Act 1993.

        In addition, the Crown has provided a warranty in respect of title to the assets transferred to HNZC (formerly Housing New Zealand) and has indemnified the company against any breach of this warranty. The Crown has indemnified the company against any third party claims that are as a result of acts or omissions prior to 1 November 1992. It has also indemnified the directors and officers of the company against any liability consequent upon the assets not complying with statutory requirements, provided they are taking steps to rectify any non-compliance.

Indemnities against acts of war and terrorism

        The Crown has indemnified Air New Zealand against claims arising from acts of war and terrorism, that cannot be met from insurance, up to a limit of US$2 billion in respect of any one claim.

        The Crown has offered non-airline aviation companies indemnities against acts of war, terrorism and related causes where commercial cover has been withdrawn following the events in the USA on Sept 11 2001. The indemnities are for a maximum of US$200 million for each party. At 31 December 2001, indemnities had been signed with Airways Corporation, Auckland International Airport, Christchurch International Airport, and Wellington International Airport. Further indemnities may be offered to eligible parties.

Pharmaceutical Management Agency Limited (Pharmac)—indemnity

        Section 99 of the Social Security Act 1964 provided for the fixing of prices for pharmaceutical products by way of a list specified by the Minister of Health ("the Drug Tariff"). This list was superseded by a list ("the Pharmaceutical Schedule") developed and issued by Pharmac, a company owned by the Crown and having various powers under the New Zealand Public Health and Disability Act 2000.

        Under the Transfer Agreement between Pharmac and the Crown, the Crown has indemnified Pharmac against any liability in respect of operations, activities, decisions and policies relating to the Drug Tariff and the Pharmaceutical Schedule.

        A number of legal claims have been lodged against Pharmac. If these claims are successful, the Crown's financial position may be adversely affected by any damages arising either directly through the indemnity, or indirectly through its ownership of Pharmac.

Purchasers of Crown operations

        The Crown has indemnified the purchasers of various Crown operations for losses owing to changes in legislation which uniquely and adversely affect those purchasers.

Sale of Crown assets

        On the sale of Crown assets and the corporatisation of Crown assets into state-owned enterprises and Crown entities, the Crown has generally provided a warranty that the Crown was the rightful owner of the assets transferred, and that the assets were free of encumbrances.

Tax liabilities

        The Crown has granted to the purchasers of the State Insurance Office Limited, and the Rural Banking and Finance Corporation Limited an indemnity for certain potential tax liabilities.

Treaty of Waitangi claims

        Under the Treaty of Waitangi Act 1975, any Maori may lodge claims relating to land or actions counter to the principles of the Treaty with the Waitangi Tribunal. Where the Tribunal finds a claim is well founded, it may recommend to the Crown that action be taken to compensate those affected. The Tribunal can make recommendations that are binding on the Crown with respect to land which has been transferred by the Crown to a state-owned enterprise or tertiary institution, or is subject to the Crown Forest Assets Act 1989.

Settlement relativity payments

        The Deeds of Settlement negotiated with Waikato-Tainui and Ngai Tahu include a relativity mechanism. The mechanism provides that, where the total redress amount for all historical Treaty settlements exceeds $1 billion in 1994 present-value terms, the Crown is liable to make payments to maintain the real value of Ngai Tahu's and Waikato-Tainui's settlements as a proportion of all Treaty settlements. The agreed relativity proportions are 17% for Waikato-Tainui and approximately 16% for Ngai Tahu. The non-quantifiable contingent liability relates to the risk that total settlement redress, including binding recommendations from the Waitangi Tribunal, will trigger these relativity payments.

Works Civil Construction

        The Crown has provided an indemnity to the purchasers of Works Civil Construction in relation to the activities of the Ministry of Works and Development prior to 1 April 1989. In addition, an indemnity has been provided against certain costs, claims or damages in relation to the Clyde and Ohaaki power projects.

Works Consultancy Services

        The Crown has provided an indemnity to the purchasers of Works Consultancy Services in relation to the activities of the Ministry of Works and Development prior to 1 April 1989.

STATEMENT OF ACCOUNTING POLICIES

as at 31 December 2001

Reporting Entity

        These Financial Statements are for the Crown reporting entity as specified in Part III of the Public Finance Act 1989. This comprises:

  •
  Ministers of the Crown

  •
  Departments

  •
  Offices of Parliament

  •
  Reserve Bank of New Zealand

  •
  State-owned enterprises

  •
  Crown entities

  •
  Public Trust Office

        A schedule of entities included in the Crown reporting entity was set out on pages 112 and 113 of the 2001 December Economic and Fiscal Update (DEFU) published on 18 December 2001.

General Accounting Policies

        These Financial Statements comply with generally accepted accounting practice. The measurement base applied is historical cost adjusted for revaluations of assets.

        Revaluations are made to reflect the service potential or economic benefit obtained through control of the assets. The accrual basis of accounting has been used unless otherwise stated.

        These Financial Statements have been prepared on a going concern basis and the policies have been applied consistently throughout the period.

Specific Accounting Policies

        The specific accounting policies of the Crown were described on pages 125 to 138 of the 2001 DEFU. There have been no changes in accounting policies during the period 1 July 2001 to 31 December 2001.

Forecast Results and Assumptions

        The forecast results in these Financial Statements have been derived from the forecasts released in the 2001 DEFU, on 18 December 2001.

        The assumptions underlying the preparation of forecasts are set out in the Statement of Accounting Policies and Forecast Assumptions on pages 125 to 138 of the 2001 DEFU.

Comparative Figures

        Comparative figures for the previous financial year are also presented in these Financial Statements.

        Percentage variances between the actual and prior year balances exceeding 500% are not shown.

NOTES TO THE FINANCIAL STATEMENTS

			Current Year Actual vs Forecast
Prior Year 30 June 2001	Actual 31 December 2000						Annual Forecast
			Actual	Forecast	Variance
$m	$m		$m	$m	$m	%	$m
		NOTE 1: Direct Taxation
		Income Tax
		Individuals
13,703	6,749	Source deductions	7,192	7,144	48	0.7	14,380
3,871	2,088	Other persons	2,076	1,999	77	3.9	3,921
(790)	(422)	Refunds	(435)	(420)	(15)	(3.6)	(779)
342	207	Fringe benefit tax	173	168	5	3.0	349

17,126	8,622	Total Individuals	9,006	8,891	115	1.3	17,871
		Corporate
4,954	2,806	Gross companies	2,539	2,577	(38)	(1.5)	4,625
(123)	(40)	Refunds	(83)	(68)	(15)	(22)	(115)
760	371	Non-residents' income	373	364	9	2.5	715
71	20	Foreign-source dividends	67	67	—	—	123

5,662	3,157	Total Corporate	2,896	2,940	(44)	(1.5)	5,348
		Withholding Taxes
990	457	Residents' interest income	505	478	27	5.6	982
83	24	Residents' dividend income	(10)	(11)	1	9.1	23

1,073	481	Total Withholding Taxes	495	467	28	6.0	1,005

23,861	12,260	Total Income Tax	12,397	12,298	99	0.8	24,224

		Other Direct Taxation
2	1	Estate and gift duties	1	1	—	—	2

2	1	Total Other Direct Taxation	1	1	—	—	2

23,863	12,261	Total Direct Taxation	12,398	12,299	99	0.8	24,226

		NOTE 2: Indirect Taxation
		Goods and Services Tax
15,133	7,384	Gross goods and services tax	7,975	8,034	(59)	(0.7)	15,517
(6,007)	(3,143)	Refunds	(3,371)	(3,331)	(40)	(1.2)	(6,046)

9,126	4,241	Total Goods and Services Tax	4,604	4,703	(99)	(2.1)	9,471
		Excise Duties
810	407	Petroleum fuels	417	429	(12)	(2.8)	825
764	402	Tobacco products	456	469	(13)	(2.8)	806
436	244	Alcoholic beverages	255	253	2	0.8	446

2,010	1,053	Total Excise Duties	1,128	1,151	(23)	(2.0)	2,077
		Other Indirect Taxation
648	364	Customs duty	361	336	25	7.4	656
532	260	Road user charges	282	272	10	3.7	551
206	100	Gaming duties	116	118	(2)	(1.7)	239
181	89	Motor vehicle fees	93	90	3	3.3	180
111	55	Energy resources levy	58	58	—	—	107
61	32	Stamp, cheque and credit card duties	30	36	(6)	(16.7)	64

1,739	900	Total Other Indirect Taxation	940	910	30	3.3	1,797

12,875	6,194	Total Indirect Taxation	6,672	6,764	(92)	(1.4)	13,345

NOTES TO THE FINANCIAL STATEMENTS

			Current Year Actual vs Forecast
Prior Year 30 June 2001	Actual 31 December 2000						Annual Forecast
			Actual	Forecast	Variance
$m	$m		$m	$m	$m	%	$m
		NOTE 3: Investment Income
		Interest Income
463	238	Marketable securities, deposits, mortgages and cash balances	226	195	31	15.9	351
		Advances
289	140	Student loans	164	165	(1)	(0.6)	334
48	27	Other entities	47	47	—	—	80

800	405	Total Interest Income	437	407	30	7.4	765
		Dividend Income
		Dividends from state-owned enterprises
45	—	Electricity Corporation of New Zealand Limited	—	—	—	—	—
15	7	Genesis Power Limited	16	16	—	—	—
19	11	Landcorp Farming Limited	10	10	—	—	—
68	29	Meridian Energy Limited	142	142	—	—	—
21	21	Mighty River Power Limited	—	—	—	—	—
7	—	New Zealand Post Limited	—	—	—	—	—
32	15	Television New Zealand Limited	4	4	—	—	—
87	42	Transpower New Zealand Limited	16	16	—	—	—
10	7	Other	8	8	—	—	365
12	12	Housing New Zealand Corporation	9	9	—	—	—
9	2	Other dividends	17	18	(1)	(5.6)	—

325	146	Total Dividend Income	222	223	(1)	(0.4)	365
		Other Investment Income
102	76	Gains/(losses) on marketable securities and deposits	16	62	(46)	(74.2)	62
—	—	NZS Fund investment income	4	4	—	—	14
140	—	2 GHz radio spectrum rights auction proceeds	—	—	—	—	—
2	1	Other	3	1	2	200.0	1

244	77	Total Other Investment Income	23	67	(44)	(65.7)	77

1,369	628	Total Investment Income	682	697	(15)	(2.2)	1,207

		NOTE 4: Other Operational Revenue
106	55	Recoveries from Accident Compensation Corporation	55	53	2	3.8	105
16	11	Contributions to Government Superannuation Fund	10	7	3	42.9	50
82	47	Petroleum royalties	28	23	5	21.7	42
29	15	Cost recovery income from fisheries	15	15	—	—	30
10	5	Income from Earthquake Commission	5	5	—	—	10
138	66	Other	69	56	13	23.2	86

381	199	Total Other Operational Revenue	182	159	23	14.5	323

NOTES TO THE FINANCIAL STATEMENTS

			Current Year Actual vs Forecast
Prior Year 30 June 2001	Actual 31 December 2000						Annual Forecast
			Actual	Forecast	Variance
$m	$m		$m	$m	$m	%	$m
		NOTE 5: Expenses by Input Type
13,274	6,616	Subsidies and transfer payments (see analysis below)	6,808	6,857	49	0.7	13,740
17,719	8,418	Operating expenses (see analysis below)	8,937	8,956	19	0.2	18,619
		Personnel
2,632	1,286	Personnel expenses (excluding pension expenses)	1,369	1,366	(3)	(0.2)	2,783
855	333	GSF Pension expenses	342	342	—	—	710
—	—	Movement in GSF unfunded pension liability	—	—	—	—	38
56	31	Other pension expenses	34	28	(6)	(21.4)	53
		Depreciation
751	362	Physical assets	365	371	6	1.6	786
174	42	State highways	90	90	—	—	179
282	131	Rental and leasing costs	144	139	(5)	(3.6)	258
7	3	Loss/(gain) on sale of assets	1	1	—	—	1
2,483	1,274	Finance costs (see analysis below)	1,194	1,198	4	0.3	2,345
404	70	Net foreign-exchange (gains)/losses on liabilities	(250)	11	261	—	11
(451)	(82)	Net foreign-exchange losses/(gains) on assets	281	(10)	(291)	—	(10)
—	—	Provision for future initiatives	—	—	—	—	90

38,186	18,484	Total Expenses	19,315	19,349	34	0.2	39,603

		Analysis of Subsidies and Transfer Payments
		Social Assistance Grants
5,273	2,640	New Zealand superannuation	2,729	2,730	1	—	5,452
1,444	723	Domestic purposes benefit	745	746	1	0.1	1,450
1,849	939	Community wage	—	—	—	—	—
—	—	Unemployment benefit	716	724	8	1.1	1,484
878	454	Family support	446	455	9	2.0	879
391	199	Student allowances	207	208	1	0.5	417
3,073	1,493	Other social assistance grants	1,804	1,817	13	0.7	3,653
115	65	Subsidies	54	63	9	14.3	145
		Other Transfer Payments
226	93	Official development assistance	93	99	6	6.1	227
25	10	Other	14	15	1	6.7	33

13,274	6,616	Total Subsidies and Transfer Payments	6,808	6,857	49	0.7	13,740

		Analysis of Operating Expenses
		Education purchases
331	166	Early childhood education	177	176	(1)	(0.6)	356
3,505	1,625	Primary and secondary education	1,827	1,834	7	0.4	3,683
1,508	746	Tertiary education and training	828	834	6	0.7	1,685
6,807	3,412	Health purchases	3,466	3,482	16	0.5	7,072
467	229	Science purchases	234	234	—	—	478
5,101	2,240	Other operating expenses	2,405	2,396	(9)	(0.4)	5,345

17,719	8,418	Total Operating Expenses	8,937	8,956	19	0.2	18,619

		Analysis of Finance Costs
		Interest
2,035	1,033	New Zealand dollars	1,008	1,017	9	0.9	2,011
428	231	Foreign currencies	164	163	(1)	(0.6)	304
20	10	Other finance costs	22	18	(4)	(22.2)	30

2,483	1,274	Total Finance Costs	1,194	1,198	4	0.3	2,345

NOTES TO THE FINANCIAL STATEMENTS

			Current Year Actual vs Forecast
Prior Year 30 June 2001	Actual 31 December 2000						Annual Forecast
			Actual	Forecast	Variance
$m	$m		$m	$m	$m	%	$m
		NOTE 6: Advances
		Advances to state-owned enterprises and Crown entities
163	152	Housing New Zealand Corporation	454	424	30	7.1	645
45	43	Solid Energy New Zealand Limited	26	26	—	—	—
29	39	Residual Health Management Unit	29	29	—	—
24	—	District health boards	24	25	(1)	(4.0)	274
—	3	Terralink NZ Limited	—	—	—	—	3

261	237	Total Advances to state-owned enterprises and Crown entities	533	504	29	5.8	922
		Other Advances
4,143	3,669	Student loans	4,282	4,376	(94)	(2.1)	4,870
—	—	Air New Zealand Limited	300	300	—	—	—
118	117	Contact Energy Limited	48	48	—	—	48
38	39	Maori development rural lending	40	40	—	—	43
29	26	Forestry encouragement loans	30	30	—	—	30
8	8	Catchment authorities	8	8	—	—	—
18	22	Other	16	14	2	14.3	113

4,354	3,881	Total Other Advances	4,724	4,816	(92)	(1.9)	5,104

4,615	4,118	Total Advances	5,257	5,320	(63)	(1.2)	6,026

		NOTE 7: Receivables
4,962	5,840	Taxes receivable	5,960	6,258	(298)	(4.8)	4,961
1,024	1,086	Accounts receivable	1,040	994	46	4.6	950
111	119	Receivable from the sale and purchase of Maui gas	102	107	(5)	(4.7)	116
100	147	Prepayments	165	148	17	11.5	98

6,197	7,192	Total Receivables	7,267	7,507	(240)	(3.2)	6,125

NOTES TO THE FINANCIAL STATEMENTS

NOTE 8: Ownership Interest in State-owned Enterprises and Crown Entities

	Investment as at 1 July 2001	Net surplus	Distributions to Crown	Net surplus after distributions	Net revaluations to revaluation reserve	Net capital contributions /(withdrawals) by Crown	Investment as at 31 December 2001
	$m	$m	$m	$m	$m	$m	$m
State-owned enterprises	5,554	238	(196)	42	—	65	5,661
Crown entities	8,523	183	(10)	173	—	107	8,803

Total State-owned Enterprises and Crown Entities	14,077	421	(206)	215	—	172	14,464

NOTES TO THE FINANCIAL STATEMENTS

			Current Year Actual vs Forecast
Prior Year 30 June 2001	Actual 31 December 2000						Annual Forecast
			Actual	Forecast	Variance
$m	$m		$m	$m	$m	%	$m
		NOTE 9: Other Investments
128	118	International Bank for Reconstruction and Development	125	128	(3)	(2.3)	128
72	78	Public Trust Office	72	72	—	—	47
117	107	Asian Development Bank	114	129	(15)	(11.6)	129
37	68	Other	47	49	(2)	(4.1)	167

354	371	Total Other Investments	358	378	(20)	(5.3)	471

		NOTE 10: Physical Assets
		By Type
		Cost or Valuation
1,844	1,860	Land	1,877	1,857	20	1.1	1,840
464	431	Properties intended for sale	445	444	1	0.2	447
8,654	8,325	Buildings	8,871	8,860	11	0.1	9,156
2,686	2,892	Specialist military equipment	2,733	2,726	7	0.3	2,829
2,213	2,210	Other plant and equipment	2,329	2,275	54	2.4	2,442
2,688	2,637	Other assets	2,695	2,688	7	0.3	2,683

18,549	18,355	Total Cost or Valuation	18,950	18,850	100	0.5	19,397

		Accumulated Depreciation
729	568	Buildings	898	903	5	0.6	1,076
421	406	Specialist military equipment	497	499	2	0.4	590
1,292	1,261	Other plant and equipment	1,355	1,365	10	0.7	1,421
5	2	Other assets	7	7	—	—	7

2,447	2,237	Total Accumulated Depreciation	2,757	2,774	17	0.6	3,094

		Net Book Value
1,844	1,860	Land	1,877	1,857	20	1.1	1,840
464	431	Properties intended for sale	445	444	1	0.2	447
7,925	7,757	Buildings	7,973	7,957	16	0.2	8,080
2,265	2,486	Specialist military equipment	2,236	2,227	9	0.4	2,239
921	949	Other plant and equipment	974	910	64	7.0	1,021
2,683	2,635	Other assets	2,688	2,681	7	0.3	2,676

16,102	16,118	Total Net Book Value	16,193	16,076	117	0.7	16,303

		Movements since 30 June 2001
		Cost or Valuation
18,507	18,507	Opening balance	18,549	18,549	—	—	18,549
905	278	Net additions	352	301	51	16.9	848
(863)	(430)	Net Revaluations	49	—	49	—	—

18,549	18,355	Total Cost or Valuation	18,950	18,850	100	0.5	19,397

		Accumulated Depreciation
2,535	2,535	Opening balance	2,447	2,447	—	—	2,447
(145)	(278)	Disposals	(54)	(50)	4	8.0	(145)
751	362	Depreciation charged for the period	365	371	6	1.6	786
(694)	(382)	Net Revaluations	(1)	6	7	116.7	6

2,447	2,237	Total Accumulated Depreciation	2,757	2,774	17	0.6	3,094

16,102	16,118	Net Physical Assets	16,193	16,076	117	0.7	16,303

NOTES TO THE FINANCIAL STATEMENTS

			Current Year Actual vs Forecast
Prior Year 30 June 2001	Actual 31 December 2000						Annual Forecast
			Actual	Forecast	Variance
$m	$m		$m	$m	$m	%	$m
		NOTE 11: State Highways
		Cost or Valuation
8,911	8,911	Opening balance	11,055	11,055	—	—	11,055
1,650	—	Recognition adjustment	—	—	—	—	—
300	94	Net additions	128	128	—	—	255
194	—	Net revaluations	—	—	—	—	—

11,055	9,005	Total Cost or Valuation	11,183	11,183	—	—	11,310

		Accumulated Depreciation
—	—	Opening balance	—	—	—	—	—
174	42	Depreciation charged for the period	90	90	—	—	179
(174)	—	Net revaluations	—	—	—	—	—

—	42	Total Accumulated Depreciation	90	90	—	—	179

11,055	8,963	Net State Highways	11,093	11,093	—	—	11,131

		NOTE 12: Payables and Provisions
1,907	1,868	Taxes repayable	1,855	1,929	74	3.8	2,397
1,631	1,519	Accounts payable	1,410	1,474	64	4.3	382
1,193	669	Accruals and provisions	867	847	(20)	(2.4)	1,938
686	480	National Provident Fund guarantee	686	686	—	—	686
—	35	National Provident Fund Board indemnity	—	—	—	—	—
414	376	Provision for employee entitlements	417	413	(4)	(1.0)	408

5,831	4,947	Total Payables and Provisions	5,235	5,349	114	2.1	5,811

NOTES TO THE FINANCIAL STATEMENTS

			Current Year Actual vs Forecast
Prior Year 30 June 2001	Actual 31 December 2000						Annual Forecast
			Actual	Forecast	Variance
$m	$m		$m	$m	$m	%	$m
		NOTE 13: Revaluation Reserve
8,201	8,201	Opening Balance	8,007	8,007	—	—	8,007
		Net Revaluations
368	—	State highways	—	—	—	—	—
85	(48)	Land and buildings	46	(6)	52	—	(6)
(258)	—	Specialist military equipment	—	—	—	—	—
4	—	Other assets	4	—	4	—	—
(378)	2	State-owned enterprises and Crown entities	—	—	—	—	—

(179)	(46)	Total Net Revaluations	50	(6)	56	—	(6)
(15)	(8)	Transfers to accumulated operating balance	(3)	(1)	(2)	(200)	(1)

8,007	8,147	Closing Revaluation Reserve	8,054	8,000	54	0.7	8,000

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  Exhibit 99.4(D)(2) Financial Statements of the Government of New Zealand For the Six Months Ended 31 December 2001 8 February 2002
COMMENTARY
FINANCIAL STATEMENTS